Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests in Kimbell Royalty Partners, LP and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: December 31, 2018

RIVERCREST ROYALTIES HOLDINGS II, LLC

By:	/s/ T. Scott Martin
T. Scott Martin, President

YORKTOWN ENERGY PARTNERS X, L.P.

By:	Yorktown X Company LP,
its general partner

	By:	Yorktown X Associates LLC,
its general partner

		By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Manager

YORKTOWN X COMPANY LP

By:	Yorktown X Associates LLC,
its general partner

	By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Manager

YORKTOWN X ASSOCIATES LLC

By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Manager